Exhibit 10.10

                           CONVERTIBLE PROMISSORY NOTE


November 6, 2001                                                      $40,000.00


         CapSource Financial, Inc., a Colorado corporation (the "Company"), hereby promises to pay to Steven J. Kutcher, Custodian for Anthony J. Kutcher, UGTMA, ("Holder") or their assigns the principal amount of Forty Thousand and No/100 Dollars ($40,000.00) ("Principal"), together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

         1. Interest Rate/Payment of Interest. Interest shall accrue from November 1, 2001, at a rate equal to twelve percent (12%) per annum (Interest
Rate). The Interest Rate hereunder will be fixed for the term of the Note. The Company shall pay to the Holder, in arrears, all accrued interest on a monthly basis beginning December 1, 2001 and on the same date of each consecutive month thereafter.

         2. Payment of Principal. Subject to the provisions of Section 6, the Principal is due and payable November 1, 2003. The Company may, at any time and from time to time without premium or penalty, prepay all or a portion of the outstanding Principal of this Note.

         3. Restrictions on Payment. Notwithstanding anything in this Note to the contrary, the obligations of the Company in respect to the Principal, interest, fees, charges and other amounts on this Note, and all rights and remedies of the Holder under this Note, shall be junior in right of payment to all other indebtedness of the Company.

         4. Cancellation. After all the Principal and accrued interest at any time owed on this Note has been paid in full or this Note has been converted into the Common Stock pursuant to Section 6, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

         5. Place of Payment, Notices. Payments of principal and interest, delivery of shares of Common Stock and any notice hereunder are to be delivered to the Holder at the following address:

                  Steven J. Kutcher, Custodian
                  Anthony J. Kutcher UGTMA
                  2305 Canyon Boulevard, Suite 103
                  Boulder, Colorado 80302

         Notices shall be deemed received when delivered personally, or one day after being sent by Federal Express or other overnight carrier, or five days after being sent by certified or registered mail.

         6. Conversion. This Principal of this Note, together with any interest accrued and unpaid shall be convertible, at the option of the Holder at any time, into shares of fully paid and nonassessable Common Stock of the Company at a price equal to seventy-five percent (75%) of the Market Price of the Common Stock at the time of Conversion ("Conversion Price"). For purposes of this Note the term "Market Price" on any date shall be defined as the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a business day. If the Common Stock is not publicly held or not so listed or traded, "Market Price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Holder and shall be conclusive for all purposes.

         7. Conversion Procedure. Upon surrender of this Note, the Company shall deliver to the Holder certificates evidencing shares of Common Stock into which the principal amount of this Note, together with accrued and unpaid interest thereon, was converted. If a portion of this Note is converted, the principal amount (together with accrued and unpaid interest thereon) so converted shall be applied for the proper number of shares of Common Stock for the portion converted and the balance of the unpaid principal amount hereof shall remain outstanding and due and payable in accordance with the terms hereof, or may be converted at a subsequent date pursuant to the terms of this Note. The conversion shall be deemed to have been effected immediately before the close of business on the date the Company receives a notice of conversion from the Holder. Following such surrender, in the case of a partial conversion, the Company shall issue a replacement note, in form and substance substantially similar to this Note, but appropriately revised to reflect such conversion.

         8. No Fractional Shares. No fractional shares of Common Stock are to be issued in connection with any conversion, but in lieu of such fractional share, the Company shall make a cash payment therefor on the conversion date.

         9. Holder's Representations and Warranties.

                  a) Holder represents he is purchasing the Note and any Common Stock into which such Note may be converted for investment, for its own account and not for the account of any Employee Benefit Plan (or if the Note is being acquired for the account of any such Plan, such acquisition does not involve a nonexempt prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code) and not with a view to distribution thereof, except for transfers permitted hereunder. Holder understands that the Note and any Common Stock received upon conversion of the Note must be held indefinitely unless it is registered under the Securities Act of 1933, as amended, or an exemption from such registration becomes available.

                  b) Holder represents and warrants to the Company that he understands that the purchase of the Common Stock of the Company involves substantial risk and that its financial condition and investments are such that it is in a financial position to hold the Common Stock for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, such Common Stock. In addition, by virtue of its expertise, the advice available to it and previous investment experience, the Holder has extensive knowledge and experience in financial and business matters, investments, securities and private placements and the capability to evaluate the merits and risks of the transactions contemplated by this Agreement. The Holder represents that he is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act of 1933 as amended.

                  c) During the negotiation of the transaction contemplated herein, the Holder and his representatives have been afforded full and free access to corporate books, financial statements, records, contracts, documents, and other information concerning the Company and to its offices and facilities, have been afforded an opportunity to ask such questions of the Company's officers and employees concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investment contemplated herein.

         10. Governing Law. The validity, construction, and interpretation of this Note will be governed by the internal laws, and not the laws of conflicts, of the State of Minnesota.


         IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first above written.


                                        CapSource Financial, Inc.




                                        ------------------------------------
                                        By:    Fred Boethling
                                        Title: President


                                       3